EXHIBIT 23.2



         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Empi, Inc. 1997 Stock Option Plan of our report dated January 30, 1997 with respect to the consolidated financial statements and schedule of Empi, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



                                               /s/ Ernst & Young LLP


Minneapolis, Minnesota
May 12, 1997